Exhibit 99.1

Company Contact: Matthew C. Moellering Chief Administrative Officer & Chief Financial Officer (614) 415 - 8115

Media Contact: Amy Hughes Corporate Communications & Events (614) 302 - 4651

Investor Contacts: ICR, Inc. Allison Malkin / Joseph Teklits / Jean Fontana (203) 682-8200 / (646) 277-1220

EXPRESS, INC. ANNOUNCES A THREE-FOLD INCREASE IN FIRST QUARTER EARNINGS;

PROVIDES Q2 AND FULL YEAR 2010 OUTLOOK

•	GAAP net income increases three-fold to $30.6 million or $0.39 per diluted share

•	Comparable store sales increase 12%

•	Operating margin more than doubles to 12%

•	Introduces second quarter and 2010 guidance

Columbus, Ohio - June 10, 2010 - Express, Inc. (NYSE: EXPR), a specialty retail apparel chain operating 576 stores, today announced its financial results for the first quarter, the thirteen weeks ended May 1, 2010, which compares to the same period ended May 2, 2009 last year.

Michael Weiss, Express, Inc.’s President and Chief Executive Officer commented: “Our leadership as a go-to fashion authority for our customer led to a 12% increase in comparable store sales, a 57% increase in e-commerce merchandise sales, and operating income that more than doubled versus the prior year – a great start to 2010. Strong response to our offerings across categories drove increased regular price sell-through in all channels of distribution, validating the success of our extensive testing program. We were also pleased with our new stores, which are performing at or above expectations. Following quarter end, we were excited to complete our initial public offering and continue the implementation of our growth strategies for the benefit of all Express stakeholders.”

First Quarter Operating Results:

•	Net sales increased 13.9% to $426.5 million from $374.4 million in the first quarter of 2009, and comparable store sales increased 12%;

•	Gross margin increased nearly 700 bps to 36.9% compared to 29.9% in the first quarter of 2009;

•

General, administrative, and store operating expenses (GA&O expenses) totaled $102.9 million and included $1.8 million in costs related to the Senior Notes offering completed on March 5, 2010 along with a portion of the costs related to the initial public offering completed on May 18, 2010. This compares to GA&O expenses of $89.5 million in the first quarter of 2009;

•	Operating income more than doubled to $51.3 million, or 12.0% of net sales, compared to $20.9 million, or 5.6% of net sales, in the first quarter of 2009;

•

Interest expense was $20.8 million and included $7.2 million in costs associated with the loss on extinguishment of debt. This compares to interest expense of $13.6 million in the first quarter of 2009;

•

Net income on a GAAP basis was $30.6 million, or $0.39 per diluted share on 78.1 million weighted average shares outstanding, and included the following one-time items: (i) $7.2 million, or $0.09 per diluted share, of interest expense associated with the loss on extinguishment of debt; and (ii) $1.8 million, or $0.02 per diluted share, of costs related to the Senior Notes offering completed on March 5, 2010 and the initial public offering completed on May 18, 2010. This compares to net income of $7.6 million, or $0.10 per diluted share on 74.0 million weighted average shares outstanding, in the first quarter of 2009; and

•

Net income, adjusted for one-time items related to the Senior Notes and initial public offerings (see Schedule 4 for discussion of non-GAAP measures), was $39.4 million, or $0.50 per diluted share, for the first quarter of 2010.

On May 18, 2010, the Company completed its initial public offering of common stock. As part of its initial public offering, the Company sold 10.5 million shares of common stock, raising net proceeds of $166.9 million. Net proceeds were used to prepay the Term B Loan outstanding under the Topco credit facility, including accrued and unpaid interest and a prepayment penalty. Cash from the balance sheet was used to pay fees of $10.0 million to Golden Gate Capital and $3.3 million to Limited Brands to terminate the Advisory Agreement and Limited Liability Company Agreement, respectively.

First Quarter Balance Sheet Highlights:

•	Cash and cash equivalents totaled $83.3 million compared to $106.1 million at the end of the first quarter of 2009;

•

Inventories were $155.6 million compared to $148.1 million at the end of the first quarter of 2009. Inventory per square foot, excluding e-commerce merchandise, increased approximately 2.9% compared to the first quarter of 2009; and

•

Total debt amounted to $515.6 million at the end of the first quarter of 2010, including $246.5 million of Senior Notes issued on March 5, 2010, $121.6 million related to the Company’s Holding Term Loan, and $147.5 million related to its Term B Loan under the Topco credit facility, which was paid off in full subsequent to the first quarter of 2010 using proceeds from the initial public offering completed on May 18, 2010. This compares to total debt of $423.4 million at the end of the first quarter of 2009.

Store Expansion:

During the first quarter of 2010, the Company opened 7 new stores and closed 4 existing stores in the United States, ending the quarter with 576 stores and approximately 5.0 million square feet in operation. For the remainder of 2010, the Company plans to open 15 additional stores and close 2 existing locations in the United States, ending the year with 589 locations and approximately 5.1 million square feet in operation.

Second Quarter and 2010 Guidance:

Tax Rate:

With the completion of the initial public offering, the Company’s effective tax rate increased from approximately 2% as a partnership to approximately 40.7% as a corporation.

Second Quarter 2010:

The Company currently expects second quarter 2010 comparable store sales to increase mid-to-high single-digits compared to a decrease of 12% in the second quarter last year. Net income, adjusted for one-time items related to the initial public offering (see Schedule 4 for discussion of non-GAAP measures), is currently expected in a range of $4 million to $6 million, or $0.05 to $0.07 per diluted share on 88.7 million weighted average shares outstanding. This compares to a net loss of ($6.8) million, or ($0.09) per diluted share on 74.4 million weighted average shares outstanding in the second quarter of last year.

Full Year 2010:

The Company currently expects 2010 comparable store sales to increase mid-single digits compared to a decrease of 6% in 2009. Net income, adjusted for one-time items related to the Senior Notes and initial public offerings (see Schedule 4 for discussion of non-GAAP measures), is currently expected in a range of $109 million to $114 million, or $1.27 to $1.33 per diluted share on 86.1 million weighted average shares outstanding. This compares to $75.3 million, or $1.00 per diluted share on 75.6 million weighted average shares outstanding in 2009.

Conference Call Information:

A conference call to discuss first quarter results is scheduled for today, June 10, 2010, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-0784 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at www.express.com/investor and remain available for 90 days. A replay of the conference call will be available until 11:59 p.m. (ET) on June 17, 2010 and can be accessed by dialing (877) 660-6853 and entering replay pin number 351264.

About Express, Inc.:

Express is the sixth largest specialty retail brand of women’s and men’s apparel in the United States. The Company has 30 years of experience offering a distinct combination of fashion and quality for multiple lifestyle occasions at an attractive value addressing fashion needs across work, casual, jeanswear and going-out occasions. The Company currently operates 576 retail stores, located primarily in high-traffic shopping malls, lifestyle centers and street locations across the United States and Puerto Rico, and also distributes its products through the Company’s e-commerce website, express.com.

Forward Looking Statements:

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and may herein include, but are not limited to, statements regarding expected net income, comparable store sales, earnings per diluted share, and store expansion. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, customer preferences and other related factors; (3) fluctuations in our sales and results of operations on a seasonal basis and due to store events, promotions and a variety of other factors; (4) increased competition from other retailers; (5) the success of the malls and shopping centers in which our stores are located; (6) our dependence upon independent third parties to manufacture all of our merchandise; (7) our growth strategy, including our international expansion plan; (8) our dependence on a strong brand image; (9) our dependence upon key executive management; (10) our reliance on Limited Brands to provide us with certain key services for our business; (11) our substantial indebtedness and lease obligations; and (12) increased costs as a result of being a public company. Additional information concerning these and other factors can be found in Express, Inc.’s filings with the Securities and Exchange Commission, including its Registration Statement on Form S-1 (File No. 333-164906), as amended, quarterly reports on Form 10-Q, and current reports on Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Schedule 1

Express, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	May 1, 2010	January 30, 2010	May 2, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$83,270	$234,404	$106,070
Receivables, net	3,706	4,377	6,768
Inventories	155,575	171,704	148,147
Prepaid minimum rent	21,152	20,874	21,102
Other	18,486	5,289	5,569

Total current assets	282,189	436,648	287,656

PROPERTY AND EQUIPMENT	404,802	395,951	375,852
Less: accumulated depreciation	(194,874)	(180,714)	(133,182)

Property and equipment, net	209,928	215,237	242,670

TRADENAME/DOMAIN NAME	197,414	197,414	197,394
OTHER ASSETS	28,586	20,255	26,052

Total assets	$718,117	$869,554	$753,772

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$49,558	$61,093	$40,704
Deferred revenue	18,008	22,247	16,763
Accrued bonus	6,099	22,541	—
Accrued expenses	69,507	73,576	56,051
Distributions payable	31,000	—	—
Accounts payable and accrued expenses – related parties	69,622	89,831	81,118

Total current liabilities	243,794	269,288	194,636

LONG-TERM DEBT	514,372	415,513	422,183
OTHER LONG-TERM LIABILITIES	41,741	43,300	31,751

Total liabilities	799,907	728,101	648,570

Total stockholders’ equity	(81,790)	141,453	105,202

Total liabilities and stockholders’ equity	$718,117	$869,554	$753,772

Schedule 2

Express, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	May 1, 2010	May 2, 2009
NET SALES	$426,462	$374,358

COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	269,256	262,274

Gross profit	157,206	112,084

OPERATING EXPENSES:
General, administrative, and store operating expenses (A)	102,910	89,524
Other operating expense, net	3,014	1,617

Total operating expenses	105,924	91,141

OPERATING INCOME	51,282	20,943

INTEREST EXPENSE (B)	20,780	13,649
OTHER INCOME, NET	(442)	(519)

INCOME BEFORE INCOME TAXES	30,944	7,813

PROVISION FOR INCOME TAXES	383	214

NET INCOME	$30,561	$7,599

EARNINGS PER SHARE:
Basic	$0.40	$0.10
Diluted	$0.39	$0.10

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	76,470	73,963
Diluted	78,142	73,963

(A)	Includes $1,817 expense related to the Senior Notes offering and the initial public offering in the period ended May 1, 2010
(B)	Includes $7,157 loss on extinguishment of debt in the period ended May 1, 2010

Schedule 3

Express, Inc.

Consolidated Statements of Cash Flows

(In thousands, except per share amounts)

(Unaudited)

	May 1, 2010	May 2, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$30,561	$7,599
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,009	19,472
Loss on disposal of property and equipment	1,145	69
Non-cash interest expense	—	132
Change in fair value of interest rate swap	(964)	(444)
Share-based compensation	1,563	504
Non-cash loss on extinguishment of debt	4,157	—
Changes in operating assets and liabilities:
Receivables, net	2,062	262
Inventories	16,129	22,055
Accounts payable, deferred revenue, and accrued expenses	(33,008)	(22,331)
Accounts payable and accrued expenses – related parties	(20,209)	(18,894)
Other assets and liabilities	(13,725)	2,525

Net cash provided by operating activities	4,720	10,949

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(13,226)	(5,682)

Net cash used in investing activities	(13,226)	(5,682)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under Senior Notes	246,498	—
Repayments of short-term debt arrangements	—	(75,000)
Repayments of long-term debt arrangements	(150,312)	(312)
Costs incurred in connection with debt arrangements and Senior Notes	(11,986)	—
Costs incurred in connection with equity offering	(2,461)	—
Repayment of notes receivable	5,633	—
Distributions	(230,000)	—

Net cash used in financing activities	(142,628)	(75,312)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(151,134)	(70,045)

CASH AND CASH EQUIVALENTS, Beginning of period	234,404	176,115

CASH AND CASH EQUIVALENTS, End of period	$83,270	$106,070

Schedule 4

Supplemental Information – Consolidated Statements of Income

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures: adjusted net income and adjusted earnings per diluted share available to Express common stockholders. We believe that these non-GAAP measures provide meaningful information to assist stockholders in understanding our financial results and assessing our prospects for future performance. Management believes adjusted net income and adjusted earnings per diluted share are important indicators of our operations because it excludes items that may not be indicative of, or are unrelated to, our core operating results, and provide a better baseline for analyzing trends in our underlying business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported net income and earnings per diluted share available to Express common stockholders. These non-GAAP financial measures reflect an additional way of viewing an aspect of our operations that, when viewed with our GAAP results and the below reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Schedule 4 (Continued)

Adjusted Net Income and Adjusted Earnings Per Diluted Share

(In thousands, except per share amounts)

The reconciliations provided below reconciles the non-GAAP financial measures, actual and projected adjusted net income and actual and projected adjusted earnings per diluted share, with the most directly comparable GAAP financial measures, actual and projected reported net income and actual and projected reported earnings per diluted share available to Express common stockholders.

	Thirteen Weeks Ended May 1, 2010
	Net Income	Earnings per Diluted Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$30,561	$0.39	78,142
Interest Expense (A) *	7,071	0.09
Transaction Costs (B) *	1,795	0.02

Adjusted Non-GAAP Measure	$39,427	$0.50

	Thirteen Weeks Ended July 31, 2010
	Projected Net Income	Projected Earnings per Diluted Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$19,035	0.21	88,708
Interest Expense (C) *	8,072	0.09
Transaction Costs (D) *	1,781	0.02
Advisory/LLC Fees (E) *	7,913	0.09
Non-Cash Tax Benefit (F)	(31,800)	(0.36)

Adjusted Non-GAAP Measure (G)	$5,000	$0.06

	Fifty-Two Weeks Ended January 29, 2011
	Projected Net Income	Projected Earnings per Diluted Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$116,668	$1.36	86,073
Interest Expense (A,C) *	15,143	0.18
Transaction Costs (B,D) *	3,576	0.04
Advisory/LLC Fees (E) *	7,913	0.09
Non-Cash Tax Benefit (F)	(31,800)	(0.37)

Adjusted Non-GAAP Measure (G)	$111,500	$1.30

(A)	Includes prepayment penalty and acceleration of amortization of debt financing costs and debt discount related to early repayment of Term C Loan
(B)	Includes transaction costs primarily related to the Senior Notes offering and a portion related to the initial public offering
(C)	Includes prepayment penalty and acceleration of amortization of debt financing costs and debt discount related to early repayment of Term B Loan
(D)	Includes transaction costs related to our initial public offering
(E)	Includes fees paid to GGC and LBI for terminating the Advisory Agreement and LLC Agreement, respectively
(F)	Represents one-time non-cash tax benefit in connection with the conversion of the company from a partnership to a corporation
(G)	Amounts reflect the mid-point of the guidance range
*	Items were tax effected at 1.2% for the thirteen weeks ended May 1, 2010 and at 40.7% for the thirteen weeks ended July 31, 2010

Schedule 5

Express, Inc.

Actual and Projected Store Count and Square Footage

Projected 2010

Quarter	Number of Stores Open at the Beginning of the Quarter	Number of Stores Opened During the Quarter	Number of Stores Closed During the Quarter	Number of Stores Open at the End of the Quarter
1st Quarter	573	7	4	576
2nd Quarter	576	2	1	577
3rd Quarter	577	9	—	586
4th Quarter	586	4	1	589

Quarter	Total Gross Square Feet at the Beginning of the Quarter	Gross Square Feet Added During the Quarter	Gross Square Feet Lost Due to Store Closures During the Quarter	Gross Square Feet at the End of the Quarter
1st Quarter	4,994,507	23,217	23,973	4,993,751
2nd Quarter	4,993,751	26,194	8,000	5,011,945
3rd Quarter	5,011,945	76,698	—	5,088,643
4th Quarter	5,088,643	39,669	8,580	5,119,732

Actual 2009

Quarter	Number of Stores Open at the Beginning of the Quarter	Number of Stores Opened During the Quarter	Number of Stores Closed During the Quarter	Number of Stores Open at the End of the Quarter
1st Quarter	581	1	2	580
2nd Quarter	580	3	3	580
3rd Quarter	580	2	1	581
4th Quarter	581	1	9	573

Quarter	Gross Square Feet at the Beginning of the Quarter	Gross Square Feet Added During the Quarter	Gross Square Feet Lost Due to Store Closures During the Quarter	Gross Square Feet at the End of the Quarter
1st Quarter	5,032,097	5,313	8,943	5,028,467
2nd Quarter	5,028,467	26,725	25,061	5,030,131
3rd Quarter	5,030,131	18,831	5,451	5,043,511
4th Quarter	5,043,511	7,205	56,209	4,994,507